EXHIBIT 10.35

                        EXCLUSIVE DISTRIBUTION AGREEMENT

     THIS AGREEMENT made this 7 day of December 2006 by and between Make-It Manufacturing, Inc., with its principal place of business located at 500 Linne Road, Unit B, Paso Robles, California 93446 hereinafter referred to as "Supplier", and Smart World Organics, Inc., having its main office at 18744 Titus Road Hudson, Florida 34667, hereinafter referred to as "Distributor".

WHEREAS, Supplier is the inventor (patent #6,612,073 B1) and manufacturer of a plastics molded product known as the Agro Tower used in the Green Industry which is defined as the horticulture, turf and agriculture segments both retail and wholesale and;

WHEREAS, Distributor is in the business of manufacturing and distributing products related to those manufactured by Supplier;

WHEREAS, Supplier desires to grant and Distributor desires to acquire, exclusive rights to market Supplier's product used in the Green Industry that consists of horticulture, turf and agriculture segments both retail and wholesale;

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

                               1. DISTRIBUTORSHIP

1.1 Distribution Rights

     Subject to the terms and conditions set forth in this Agreement, Supplier hereby grants to Distributor the exclusive right to market and distribute within the Territory as set forth in Schedule "A" attached hereto (the "Territory"), certain products manufactured or formulated by Supplier and listed in Schedule "B" attached hereto (the "Products").

1.2 Term

     The term of this Agreement shall commence as of the date set forth above (the "Effective Date") and continue for the life of the patent, whereupon the Agreement shall expire unless both parties agree to an extension of the term hereof, which extension may be subject to additional terms and conditions.
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1.3 Trademarks and Trade Names

     During the term of this Agreement, Supplier grants to Distributor if it so desires the right to use the trademarks and trade names of Supplier as necessary for the sole purpose of allowing Distributor to fully promote and market the Products pursuant to the terms of this Agreement. The Distributor is also allowed to establish its own trademarks and trade names for the product. If, during the term of this Agreement, a trademark registration is to take place in the Territory by the Distributor, all rights shall belong to the Distributor, who shall also bear the costs for such registration. Whenever Distributor employs any trademark of Supplier to be used in any form of printed material, Distributor shall place an asterisk immediately after and slightly above the first use of the trademark referring to a footnote reading "Trademark of Supplier." Distributor shall deliver to Supplier all Distributor's promotion and advertising material for Supplier's review, prior to such promotion or advertising utilizing any of Supplier's trademarks or trade names. Distributor agrees not to use any promotion or advertising that Supplier finds unsuitable in its reasonable discretion.

1.4 Authority

     Distributor is an independent legal entity, and the relationship between Distributor and Supplier is entirely based on Distributor's purchasing and selling Supplier's products for Distributor's own account. Distributor shall have no authority whatsoever to bind or represent Supplier in any respect. Nothing contained herein shall be deemed to create a partnership between the parties or the relationship of principal and agent.

                           2. DISTRIBUTOR OBLIGATIONS

2.1 Marketing Efforts

     Distributor agrees to use its best endeavors to promote the sale of the Products in the Territory on the maximum possible scale by all usual means and to act loyally to Supplier in all matters involved in this Agreement.

     (a) inform Supplier immediately of any changes in Distributor's organization or method of doing business which might affect the performance of Distributor's duties hereunder; and

     (b) keep Supplier informed at all times of the market conditions, competitive products and prices, and other facts material to the marketing of the Products in the Territory.

2.2 Non-Competition

     During the term of this Agreement, Distributor shall not, directly or indirectly, distribute in the Territory, products similar to Suppliers' purchased from any person other than Supplier. In addition, Distributor shall not, directly or indirectly, manufacture or distribute in the Territory,

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products which compete with the Products under this Agreement, unless otherwise agreed by the parties hereto, nor shall Distributor seek customers for the Products outside the Territory nor establish or maintain any branch or distribution depot outside the Territory for the sale of the Products without the prior written permission of the Supplier.

2.3 Prohibited Practices

     Distributor agrees not to pledge, in any manner, the credit of Supplier nor to receive any money on behalf of Supplier nor to make any contracts or commitments on behalf of Supplier nor to make any warranties or other representations regarding the Products other than those authorized by Supplier in writing.

2.4 Insurance

     Distributor represents that it maintains and will continue to maintain sufficient insurance under Worker's Compensation, comprehensive general liability insurance, including errors and omissions insurance and property damage insurance, in amounts sufficient to cover potential claims against Distributor.

                                    3. SALES

3.1 Distributor Prices

     Supplier shall, in its sole discretion, establish the prices to be charged to Distributor for each Product (the "Distributor Prices"). The current Distributor Prices are set forth in Schedule "B" attached hereto. Supplier shall have the right, in its sole discretion, to increase or decrease the Distributor Prices upon sixty days (60) written notice to Distributor. Distributor Price increases will not affect orders already accepted by Supplier. Price decreases shall apply to all products not delivered. Prices shall be subject to amendment by Supplier from time to time, but only if Supplier experiences a material change in the cost of raw materials, or other supplies used in the manufacturing of the Product.

3.2 Distributor Orders

     Distributor shall place written orders with Supplier on or before the 15th of each calendar month. The quantity ordered for delivery for the first month shall be firm.

3.2 During the term of this Agreement Supplier shall forward all orders received for the products to Distributor and shall prominently display the exclusivity with Distributor on its website.

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3.4 Security Interest

     Supplier reserves a purchase money security interest in the Products to secure Distributor's payment obligations. Such security interest is retained until Distributor's payment obligations are satisfied in full.

3.4 Financing

     Distributor, and not Supplier, shall be solely responsible for all risk of nonpayment for Products distributed on credit.

3.5 Taxes and Licensing

Distributor shall:

     (a) pay all customs, import, excise, sales, and other similar duties and taxes payable in respect of the Products shipped to Distributor.

     (b) obtain any licenses, authorizations, permissions, and other documents, and comply with all formalities in a state for the import, export, distribution, sale and/or other disposal of the Products in and from each state.

                          4. DELIVERY AND RISK OF LOSS

4.1 Delivery

     Supplier shall ship the Products ordered by Distributor within the normal shipping schedule established by Supplier from time to time, but cannot guarantee a specific shipment date. Accordingly, Supplier's sole obligation to Distributor shall be to ship Products as promptly as reasonably practicable.

4.2 Risk of Loss

     Delivery shall be made F.O.B. Supplier's plant. Possession of and title to all Products ordered hereunder, excepting Supplier's security interest therein, shall be deemed to pass to Distributor upon delivery to the common carrier at the point of shipment. Distributor shall thereupon assume all risk of loss or damage, except for any loss resulting from the negligence of Supplier. Transportation charges and cost of insurance, which may be incurred shall be added to the Distributor Price for each Product and shall be paid by Distributor.

4.3 Inspection

     Distributor shall inspect all Products immediately upon arrival and shall, within seven calendar days of arrival, give written notice to the common carrier and Supplier of any claim for damages or shortages. Distributor shall give written notice to Supplier within ten (10) calendar days of arrival that any

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Product does not conform with the terms of this Agreement. If Distributor fails to give any such notice, the Products shall be deemed accepted for all purposes of this Agreement.

                     5. WARRANTY AND LIMITATION OF LIABILITY

5.1 Warranty Disclaimer

     Supplier's sole warranty with respect to Products sold is set forth in Supplier's Standard Conditions of Sale. However, such warranty shall in any event expire twelve (12) months from delivery to Distributor. SUPPLIER MAKES NO OTHER WARRANTIES TO DISTRIBUTOR OR ANY CUSTOMER OR OTHER THIRD PARTY, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

5.2 Limitation of Liability

UNDER NO CIRCUMSTANCES SHALL SUPPLIER BE LIABLE TO DISTRIBUTOR OR ANY CUSTOMER FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE OPERATION OF THE PRODUCTS, EVEN IF SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, UNDER NO CIRCUMSTANCES SHALL SUPPLIER HAVE ANY LIABILITY WHATSOEVER FOR ANY CLAIM ARISING FROM OR RELATING TO THIS AGREEMENT OR ITS PERFORMANCE IN EXCESS OF THE TOTAL DISTRIBUTOR PRICES PAID BY DISTRIBUTOR HEREUNDER DURING THE SIX (6) MONTHS IMMEDIATELY PRECEDING THE FILING OF SUCH CLAIM.

                                 6. TERMINATION

6.1 Termination on Notice

     Supplier shall have the right to terminate this Agreement immediately upon notice to Distributor if: (a) Distributor becomes insolvent or party to any bankruptcy or receivership proceedings or makes an assignment for the benefit of creditors; or (b) Distributor fails to comply with the confidentiality and ownership provisions of this Agreement. Either party shall have the right to terminate this Agreement upon thirty (30) days prior written notice, if within such thirty (30) day period a default or material failure of any of the provisions of this Agreement is not cured.

6.2 Obligations Upon Termination or Expiration

     Distributor expressly agrees that termination according to this Agreement shall not cause Supplier to reimburse or pay Distributor in any way for loss of profits, investments made or for like causes. Upon termination or expiration of

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this Agreement for any cause, Distributor shall immediately cease representing itself as a distributor of the Products.

                   7. CONFIDENTIALITY AND PROPRIETARY RIGHTS

7.1 Confidential Information

     Distributor acknowledges that in the course of dealings between the parties, Distributor will acquire information about Supplier, its business activities and operations, its technical information and trade secrets, all of which are highly confidential and proprietary to Supplier (the "Confidential Information"). Confidential Information shall not include information generally available to or known by the public, or information independently developed outside the scope of this Agreement. Distributor shall hold all such Confidential Information in strict confidence and shall not reveal the same except pursuant to a court order or equivalent arbitration tribunal order. The Confidential Information shall be safeguarded by Distributor with at least as great a degree of care as Distributor uses to safeguard its own most confidential materials or data relating to its own business. The provisions of this paragraph shall survive the termination of this Agreement.

     Supplier acknowledges that in the course of dealings between the parties, Supplier will acquire information about Distributor, its business activities and operations, its technical information and trade secrets, all of which are highly confidential and proprietary to Distributor (the "Confidential Information"). Confidential Information shall not include information generally available to or known by the public, or information independently developed outside the scope of this Agreement. Supplier shall hold all such Confidential Information in strict confidence and shall not reveal the same except pursuant to a court order or equivalent arbitration tribunal order. The Confidential Information shall be safeguarded by Supplier with at least as great a degree of care as Supplier uses to safeguard its own most confidential materials or data relating to its own business. The provisions of this paragraph shall survive the termination of this Agreement.

7.2 Proprietary Rights

     Distributor acknowledges and agrees that the Products, including without limitation, the specific design and structure of individual Products and their interaction, the layout designs as well as other design rights and know-how related to the Products are and shall remain the sole and exclusive property of Supplier and shall not be sold, used, revealed, disclosed or otherwise communicated, directly or indirectly, by Distributor to any person, company or institution whatsoever other than for the purposes set forth herein. It is expressly understood that no title to or ownership of the industrial or intellectual property rights in or to the Products, or any part thereof, or any aspect related to or trade secret involved with the Products is hereby transferred to Distributor. In addition, Supplier retains all rights to modifications and changes made to the product design. Distributor shall not adapt copyrightable aspects of the Products in any way or use them to create a

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derivative work. It is expressly understood that no title to or ownership of any aspect of the Products, or any part thereof is hereby transferred to Distributor.

7.3 Specific Remedies

     If Distributor commits a breach of any of the provisions of paragraphs 7.1 or 7.2 above, Supplier shall have, in addition to all other rights in law and equity, (a) the right to have such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach will cause irreparable injury to such party and that money damages will not provide an adequate remedy and (b) the right to require Distributor to account for and pay Supplier all compensation, profits, monies, accruals, increments or other tangible benefits (collectively "Benefits") derived or received as the result of any transactions constituting a breach of any of the provisions of this Article 7, and Distributor hereby agrees to account for and pay such Benefits.

                               8. INDEMNIFICATION

     Distributor agrees that it will sell, handle, store, transport and use, or apply the product in a safe and reasonable manner, and in strict conformance with Supplier's specifications therefore, and that Supplier shall not be liable for any loss, damage or injury to any person or property occurring after delivery of the product by Supplier to Distributor. Distributor agrees that it shall indemnify and hold Supplier harmless from and against all claims, damages, losses, and expenses, including legal fees, arising out of or resulting from the negligent sale, handling, storage, transport, use or application of the product by Distributor, or its employees, agents, customers, or anyone for whose actions any of them may be liable.

          Supplier agrees that it shall indemnify and hold Distributor harmless from and against all claims, damages, losses, and expenses, including legal fees, arising out of or resulting from the negligent manufacturing, sale, handling, storage, transport, use or application of the product by Distributor, or its employees, agents, customers, or anyone for whose actions any of them may be liable.

                             9. SUPPLIER DECLARATION

     Supplier has no actual knowledge of any present claim by any third party that the import and/or sale of the Products may infringe any patent, registered designs, trademarks, copyright, or similar rights existing or registered in any of the countries in the Territory. Supplier declares to the best of its knowledge that the sale and use of the Products shall not involve infringement of any third party's intellectual property right. Supplier does not make any further warranty, either express or implied, under statutes or common law in respect of any patents, registered designs, trademarks, copyrights, or similar rights of third parties.

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                                   10. GENERAL

10.1 Force Majeure

     A party to this Agreement shall not be responsible or liable to the other party if the first party is prevented, hindered or delayed by reasons of any force majeure circumstances to perform its contractual obligations according to this Agreement. In this clause, "force majeure circumstances" shall mean any war, riot, social disturbance, act of God, strike, lockout, trade dispute or labor disturbance, accident, breakdown of plant or machinery, fire, flood, difficulty in obtaining workmen or materials or transportation, or any other circumstances whatsoever outside the control of the party.

10.2 Governing Law and Arbitration

     The construction, validity, and performance of this Agreement shall be governed in all respects by the laws of the State of California. Any dispute arising out of or in connection with this Agreement shall be settled exclusively and finally by arbitration conducted in a location agreed to by the parties and if the parties cannot agree within 30 days of the claim being served by one party against the other then and in that event the arbitration shall be conducted the City of Los Angeles, State of California, in accordance with the Rules of the American Arbitration Association. All limitations of liability set forth in this Agreement, including but not limited to the limitations set forth in Article 5 hereof, shall be binding and given full force and effect in any such arbitration. The arbitration shall be conducted by three (3) neutral arbitrators who are selected by agreement of the parties from the list of arbitrators maintained by the American Arbitration Association. The arbitrators shall be selected within a period of thirty (30) days after the date either party hereto receives from the other a written demand for arbitration. Should the parties fail to agree on the choice of arbitrators within such thirty (30) day period, the arbitrators shall be appointed by the American Arbitration Association. Judgment may be entered upon any award rendered by the majority of the arbitrators in any court of competent jurisdiction, or application may be made to any such court for a judicial acceptance of the award and an order of enforcement, as the case may be. Notwithstanding the agreement of the parties hereunder to submit disputes to binding arbitration, Supplier shall not be required to resort to arbitration in the event of a breach by Distributor of the terms in Article 7 hereof, but shall be entitled to resort to the applicable court for any equitable relief available for the redress of the breach thereof, including, but not limited to, injunctive and interlocutory relief.

10.3 Independent Contractors

     Distributor acknowledges that it is not, and shall not hold itself out as, a joint venturer, franchisee, partner, employee, servant, representative or agent of Supplier. It is expressly agreed that the parties hereto are acting hereunder as independent contractors, and under no circumstances shall any of the employees of one party be deemed the employees of any other party for any purpose. This Agreement shall not be construed as authority for any party to act for another party in any agency or other capacity, or to make commitments of any

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kind for the account of or on behalf of another party except to the extent and for the purposes expressly provided for herein.

10.4 Non-Solicitation

     Unless otherwise mutually agreed to by the parties in writing, each party agrees not to hire or to solicit the employment of any personnel of the other party.

10.5 Notices

     Any notice required to be given hereunder shall be deemed given if in writing and personally delivered or actually deposited in the United States mail in registered or certified form, return receipt requested, postage pre-paid, and addressed to the notified party at the address set forth above or as changed by written notice.

10.6 Assignment

     This Agreement and the rights granted hereunder may not be assigned by either party without the prior written consent of the other, except that Supplier may assign this Agreement without the written consent of Distributor to a parent company, subsidiary, affiliate or a purchaser of all or substantially all of Supplier's rights in the Products.

10.7 Severability

     If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other part or provision of this Agreement.

10.8 Waiver

     No waiver by any party of any breach of any provision hereof shall constitute a waiver of any other breach of that or any other provision hereof.

10.9 Entire Agreement

     This Agreement, including the Schedules attached hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous proposals, both oral and written, negotiations, representations, commitments, writings and all other communications between the parties. This Agreement may not be released, discharged, changed or modified except by an instrument in writing signed by a duly authorized representative of each of the parties.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by a duly authorized representative as of the date set forth above.



DISTRIBUTOR                                       SUPPLIER

Smart World Organics, Inc.                        Make-It Manufacturing, Inc.


By /s/ Ray Nielsen                                By /s/ Gregory Powell
  ----------------------------                      ----------------------------
  Ray Nielsen President                              Gregory Powell, President

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                                   Schedule A

                                    TERRITORY


The Territory shall be worldwide.



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                                   Schedule B

                               Products and Prices

                                    Products

1. The Product is the Intensive Plant Growing Stacking Container System commonly known as the Agro Tower. 2. An additional product commonly known as the reservoir shall also be manufactured by Supplier.

                                     Prices

The price charged by Supplier for the Agro Tower shall be ____ per section. The price for the reservoir shall be_____

All prices are FOB Suppliers plant and Distributor shall prepay through a wire transfer or certified check. Distributor shall arrange all shipping.